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                     Guidant Corporation and Subsidiaries

                      Exhibit 21.1  List of Subsidiaries

                      The following are the subsidiaries
                     of the Company at December 31, 1999:


                                            State or Jurisdiction
                                             of Incorporation or
Name                                            Organization       %Owned
----                                        ---------------------   -----

ACS GmbH                                    Germany                   100
Advanced Cardiovascular Systems, Inc.       California                100
Cardiac Pacemakers, Inc.                    Minnesota                 100
Cardio Thoracic Systems, Inc.               Delaware                  100
CPI del Caribe, Ltd.                        Minnesota                 100
CPI Delaware, Inc.                          Delaware                  100
EndoVascular Technologies Europe B.V.       Netherlands               100
EndoVascular Technologies, Inc.             Delaware                  100
Golf Acquisition Corporation                California                100
Guidant Australia Pty Ltd.                  Australia                 100
Guidant B.V.                                Netherlands               100
Guidant Belgium S.A.                        Belgium                   100
Guidant Beteiligungs GmbH                   Germany                   100
Guidant Canada Corporation                  Canada                    100
Guidant do Brasil Ltda.                     Brazil                    100
Guidant Europe S.A.                         Belgium                   100
Guidant France S.A.                         France                    100
Guidant GmbH & Co.                          Germany                   100
Guidant GmbH (Austria)                      Austria                   100
Guidant Holdings, Inc.                      Indiana                   100
Guidant Hong Kong Ltd.                      Hong Kong                 100
Guidant Intercontinental Corporation        Indiana                   100
Guidant International (FSC)                 Barbados                  100
Guidant International B.V.                  Netherlands               100
Guidant Italia, S.r.l.                      Italy                     100
Guidant Japan K.K.                          Japan                     100
Guidant Limited (U.K.)                      England                   100
Guidant Luxembourg                          Luxembourg                100
Guidant Nederland B.V.                      Netherlands               100
Guidant Norway A.S.                         Norway                    100
Guidant Puerto Rico BV                      Puerto Rico               100
Guidant S.A. (Spain)                        Spain                     100
Guidant S.A. (Switzerland)                  Switzerland               100
Guidant Sales Corporation                   Indiana                   100
Guidant Scandinavia (Denmark)               Denmark                   100
Guidant Scandinavia AB (Sweden)             Sweden                    100
Guidant Singapore Pte. Ltd.                 Singapore                 100
InControl North America                     Delaware                  100
Intermedics BV                              Netherlands               100
Intermedics Europe S.A.                     Belgium                   100
Intermedics GmbH                            Germany                   100
Intermedics International Holding, Co.      Delaware                  100
Intermedics Japan K.K.                      Japan                     100
Intermedics London Limited                  England                   100
Intermedics S.A.                            Switzerland               100
Intermedics, Inc.                           Delaware                  100
Mario Pelegrina, Inc.                       Texas                     100
Origin Medsystems, Inc.                     Delaware                  100
Oxybia                                      France                    100
Symbio